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EXHIBIT 10.3(a)

AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement (the "Amendment") is effective as of June 28, 2002 (the "Effective Date"), and amends the Employment Agreement, dated as of October 10, 2001 (the "Original Agreement"), by and between Southwestern Water Exploration, Co., a Colorado corporation (the "Company"), and Thomas Lenney, an individual residing at 2019 Royal Downs Drive, Katy, Texas 77450 (the "Executive," and in the context of the amendments, Executive is sometimes referred to as "you") (as so amended, the "Agreement"). Each of the Company and Executive are referred to herein as a "Party," and the two of them, together, are referred to herein as the "Parties."

        WHEREAS, Executive was appointed President and Chief Operating Officer of the Company, effective as of October 10, 2001, and entered into the Original Agreement with the Company;

        WHEREAS, the Parties agree that it is in the best interests of the Company to amend the Original Agreement to provide certain benefits to the Executive in the event that the Company becomes subject to a Change of Control (as that term is defined herein); and

        WHEREAS the Company wishes to retain the continued services of the Executive and the Executive wishes to remain employed by the Company on the terms as amended herein.

        In consideration of Executive's continued employment and other valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be bound hereby, agree as follows:

        1.    Stock Options. Section 3(b) is hereby deleted and replaced in its entirety with the following:

          (b)  Equity Compensation. In connection with the commencement of your employment, the Board of Directors shall grant to you an option to purchase 200,000 shares of the Company's Common Stock ("Shares") with an exercise price equal to $0.001 per Share, and such option shall vest at the rate of 1/48th per month on the 10th of each month commencing with November 10, 2001, until such option is fully vested, provided, however, that you continue to be employed by the Company on each vesting date, and pursuant to all other terms contained in a stock option agreement to be executed by you and the Company in connection with this option grant (the "Initial Option"). The Initial Option is not intended to be an incentive stock option as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. On each anniversary of the Commencement Date, subject to approval by the Board, you will be granted options to purchase 200,000 Shares at a purchase price equal to the fair market value of the Shares on the date of grant (each a "Subsequent Stock Option"). Each Subsequent Stock Option will vest in accordance with the terms described above for the Initial Option grant and will be subject to the terms of any such Subsequent Stock Option agreement between you and the Company; provided, however, all Option agreements shall permit you to exercise options by paying cash, check or surrendering sufficient outstanding shares or options to pay the exercise price. Notwithstanding the above vesting schedule, the following additional provisions shall apply in the events specified:

              (i)  In the event of your Involuntary Termination, as defined herein, or upon a Change of Control, as defined herein, any portion of the Initial Option or any Subsequent Stock Option that remains unvested as of the date of such Involuntary Termination shall vest immediately.

            (ii)  For purposes of this Agreement, "Involuntary Termination" shall mean (A) your voluntary resignation following a material reduction in your job duties, responsibilities and requirements such that they are inconsistent with your prior duties, responsibilities and requirements or a reduction in your base salary in excess of 15% (other than such reduction that occurs in a general reduction of compensation applicable to all executives of the

    Company) or (B) a reasonable determination by a majority of those persons comprising the Board of Directors of the Company prior to a Change of Control, as defined herein (even if such determination is made after such Change of Control) that, as a result of a Change of Control and a change in circumstances thereafter significantly affecting your position, you are unable to exercise the functions or duties attached to your position immediately prior to the date on which a Change of Control occurs.

            (iii)  In the event you terminate your employment under this Agreement, other than in circumstances that constitute an Involuntary Termination, no portion of the Initial Option or any Subsequent Stock Option that remains unvested as of the date of termination shall vest.

            (iv)  For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events: (A) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (B) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (C) the Company is merged or consolidated with another corporation or entity and, as a result of the merger or consolidation, less than 80% of the outstanding voting securities of the surviving corporation or entity is then owned in the aggregate by the former stockholders of the Company; (D) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or (E) the Company transfers all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

        2.    Severance Compensation. Section 4(c) is hereby deleted and replaced in its entirety with the following:

          (c)  In the event that your employment hereunder is terminated by your death, disability, or the receipt of a Non-Renewal Notice by either you, other than in circumstances that constitute an Involuntary Termination in connection with a Change of Control, or the Company for reasons that may even constitute "Cause," then the Company will pay to you the Accrued Obligations. The Company shall have no obligation to pay you or your estate any compensation other than the Accrued Obligations following such termination.

        3.    Severance Compensation. Section 4 is hereby amended by adding the following subparagraphs:

          (d)  In the case of an Involuntary Termination following a Change of Control, the Company will pay to you all Accrued Obligations payable in one lump sum no later than thirty (30) days following such termination.

          (e)  Notwithstanding any other provision of this Agreement, in the event that you are found to have violated the non-compete provisions of Section 5 of this Agreement by a court of competent jurisdiction ("Breach"), all severance amounts due and owing under this Section 4 ("Severance Amount") shall be terminated upon the effective date of the Breach and you shall be obligated to reimburse the Company for any portion of the Severance Amount previously paid to you.

          (f)    In the unlikely event that the Severance Amounts under this Section 4 are determined by an independent accounting firm retained by you (but paid by the Company) to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986,

  as amended, and any regulations thereunder, such Severance Amounts shall be reduced by the amount necessary to avoid such classification.

        4.    Effective Date. This Amendment will be effective on the Effective Date.

        5.    Remaining Provisions. Except as specifically amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. From and after the date hereof, all references to the Agreement contained therein or in any other documents or instruments shall be to the Agreement as amended hereby.

        [Signature Page Follows]

        The parties have executed this Agreement the date first written above.

SOUTHWESTERN WATER EXPLORATION, CO.
By:	/s/ STEVEN B. MISNER Steven B. Misner Chairman of the Board
Agreed and accepted:
THOMAS LENNEY
Signature:	/s/ THOMAS LENNEY

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  EXHIBIT 10.3(a)